                                                               BOOK 672 PAGE 796

                                                                    FILED

                                                                 FEB 18 1988

                                                                /s/ ILLEGIBLE
                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION
                                       OF
                      MONTGOMERY CELLULAR HOLDING CO., INC.

                                  ARTICLE FIRST

            The name of the corporation is Montgomery Cellular Holding Co., Inc. (herein called the "Corporation").

                                 ARTICLE SECOND

            The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801 in the County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE THIRD

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

            The total number of shares of all classes of stock which the Corporation shall have authority to issue is 150,000 shares, consisting of (A) 100,000 shares of Common Stock, $.0l par value (the "Common Stock"), and (B) 50,000 shares of Preferred Stock, $.0l par value (the "Preferred Stock").

            The Preferred Stock may be issued from time to time in one or more series. The board of directors of this Corporation is authorized to determine the designation of any series of Preferred Stock, to fix the number of shares of any series of Preferred Stock, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any series then outstanding) the number of shares of any of such series subsequent to the issue of shares of that series.
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                                                               BOOK 672 PAGE 797


                                 ARTICLE FIFTH

            The name and mailing address of the incorporator is as follows:

                   Name                                   Mailing Address
                   ----                                   ---------------

            Jacqueline D. Maylath                Suite 1000
                                                 1015 Fifteenth Street, N.W.
                                                 Washington, D.C. 20005

                                  ARTICLE SIXTH

            For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

            (a) The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the Bylaws of the Corporation. The election of directors of the Corporation need not be by ballot unless the Bylaws so require.

            (b) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                  (i) To make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation.

                  (ii) Without the assent or vote of the stockholders, to
            authorize and issue obligations of the Corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property.

                  (iii) To determine whether any, and if any, what part, of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus.


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                                                               BOOK 672 PAGE 798


                  (iv) To fix from time to time the amount of net profits of the
            Corporation or of its surplus to be reserved as working capital or for any other lawful purpose.

            In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Corporation.

                                 ARTICLE SEVENTH

            Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                 ARTICLE EIGHTH

            No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director


                                       -3-
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                                                               BOOK 672 PAGE 799


derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

            IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this certificate, hereby declaring and certifying that this is her act and deed and that the facts herein stated are true and accordingly has hereunto set her hand this 17th day of February, 1988.


                                       /s/ Jacqueline D. Maylath
                                       ----------------------------
                                           Jacqueline D. Maylath


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